SECURITIES AND EXCHANGE COMMISSION
		     Washington, D.C. 20549




			    FORM 8-K



			 CURRENT REPORT



	       Pursuant to Section 13 or 15(d) of
	      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)            October 6, 1998


	       Northern States Power Company
   (Exact name of registrant as specified in its charter)

			 Minnesota
       (State or other jurisdiction of incorporation)


	1-3034                                            41-0448030
(Commission File Number)                       (IRS Employer Identification No.)


     414  Nicollet Mall, Mpls, MN                                        55401
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code                  612-330-5500
     (Former name or former address, if changed since last report)


Item 5.   Other Events

     On October 6, 1998, NSP's subsidiary, NRG Energy, Inc. (NRG), announced that it will write down its accumulated project development expenditures for the West Java, Indonesia project as of the end of the third quarter, due to the current uncertainties surrounding all infrastructure projects in Indonesia. The write-down for this project will be $20 million on a pre-tax basis and $13.3 million after tax. The project involves a 400 megawatt, coal-fired power station in Cilegon, West Java, Indonesia.

     NRG has also reviewed all international projects in development and has created a reserve of $2 million against third quarter 1998 earnings ($3.3 million pre-tax) for other project write-downs that may be required. Other details are contained in the news release attached as Exhibit 99.01.

Item 7.   Financial Statements and Exhibits

(c)  EXHIBITS

Exhibit
  No.          Description

 99.01         October 6, 1998 News Release from NRG

			   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				      Northern States Power Company
				      (a Minnesota Corporation)

				      By         /s/

				      Edward  J. McIntyre
				      Vice President and Chief
					     Financial Officer



Dated: October 6, 1998



			   EXHIBIT INDEX

Method of       Exhibit
 Filing           No.           Description

   DT           99.01           October 6, 1998 News Release from NRG


DT = Filed electronically with direct transmission of this Form 8-K.